UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 20, 2007

Genesee & Wyoming Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-31456	06-0984624
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

66 Field Point Road, Greenwich, Connecticut		06830
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	203-629-3722

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

As previously disclosed in Genesee & Wyoming Inc.'s ("GWI") Form 10-K for the year ended December 31, 2006, GWI's Mexican subsidiaries, GW Servicios S.A. ("Servicios") and Compania de Ferrocarriles Chiapas-Mayab, S.A. de C.V. ("FCCM") are parties to certain amended loan agreements and promissory notes (collectively, the "Loan Agreements") and related documents, and GWI is a party to certain related documents with the International Finance Corporation ("IFC") and Nederlandse Financierings-Maatschappij voor Ontwikkelingslanden N.V. ("FMO"). The Loan Agreements and related documents set forth the terms of Servicios' existing loans from the IFC and FMO, as well as GWI's support obligations related to Servicios' obligations under the Loan Agreements. Servicios’ obligations under the Loan Agreements are secured by essentially all of the assets of Servicios and FCCM, and a pledge of the Servicios and FCCM shares held by GWI.

Pursuant to the guarantee related to the Loan Agreements, GWI has guaranteed Servicios' debt payment obligations under the Loan Agreements. As previously disclosed, as a result of damage from Hurricane Stan in October of 2005 and the resulting revenue and cash flow shortfalls, among other factors, on September 15, 2006, Servicios was unable to fund its principal and interest payment of $1.9 million due under the Loan Agreements. In November 2006, GWI made this payment on Servicios' behalf under the guarantee arrangement, which in turn reduced GWI's guarantee from a maximum of $8.9 million to $7.0 million. On March 15, 2007, once again Servicios was unable to fund its U.S. dollar denominated principal and interest payment of $1.9 million due under the Loan Agreements, and GWI has decided not to make this payment on Servicios’ behalf. As of March 20, 2007, the failure to make this $1.9 million payment became an event of default under the Loan Agreements. As a result, it is possible that the IFC and FMO may accelerate the outstanding debt and commence actions to (i) collect on the entire outstanding balance under the Loan Agreements (approximately $13.9 million, which includes current interest due), or (ii) exercise their rights to the collateral pledged under the Loan Agreements, including FCCM’s rolling stock and GWI’s shares in FCCM. If the IFC and FMO accelerate the outstanding debt, they may demand immediate payment of $7.0 million from GWI pursuant to the guarantee.

Neither this payment default, nor any action taken by the IFC and FMO to collect under the Loan Agreements, including an acceleration of outstanding debt or an attempt to foreclose on the collateral, would result in a default under GWI's outstanding debt obligations.

For additional information regarding the Loan Agreements, the related agreements and a more complete discussion of GWI's Mexican operations, please see Item 2. Managements' Discussion and Analysis of Financial Condition and Results of Operations and Item 1A. Risk Factors of GWI’s Form 10-K for the year ended December 31, 2006.

Forward-Looking Statements

Certain statements in this report that discuss GWI’s expectations are forward-looking statements within the meaning of the federal securities laws and are based upon GWI’s current belief as to the outcome of future events. Although GWI believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, actual results could differ materially from those set forth in the forward-looking statements. GWI cautions investors and potential investors not to place undue reliance on such statements and disclaims any intention to update the current expectations or forward-looking statements contained in this filing.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Genesee & Wyoming Inc.

March 26, 2007	By:	/s/ Timothy J. Gallagher

Name: Timothy J. Gallagher
Title: Chief Financial Officer